[Exhibit 99.1 - Press Release]

PREMIER ENTERS INTO LETTER OF INTENT TO PURCHASE
COUNTRYWIDE REALTY SERVICES

Premier Also to Create New Wholly-Owned Realty Division;
Acquisition Expected to be Accretive to Fiscal 2004 Revenues and Earnings

Frederick, Maryland -- January 13, 2004 -- Premier Development & Investment, Inc. (OTCBB: PDVN) announces that it has entered into a Letter of Intent to purchase all of the assets of Countrywide Realty Services. Under the terms of the Letter of Intent Premier will complete a thorough due diligence over the next two months, including an audit of Countrywide's financial statements. Subject to successful due diligence and the execution of a Definitive Purchase Agreement, this acquisition should close within the next ninety (90) days. This acquisition will be non-dilutive to our current shareholders and is expected to significantly enhance Premier's fiscal 2004 revenues and earnings.

In conjunction with this announcement, Premier will create a new wholly-owned realty division entitled Premier Realty Holdings. Premier Realty will oversee Countrywide's operations and seek out other similar prospective acquisitions. Future acquisition targets will encompass those with growing revenues and earnings as well as increasing asset bases.

Eric R. Boyer, Premier's President and CEO, commented, "This acquisition will be the first of several we have been actively pursuing over the past few months. The exciting thing about this particular acquisition is it can become a catalyst for some of our other acquisitions and internal restaurant operations. The restaurant industry is notably capital intensive with real estate being the single most costly item related to restaurant expansion. With the acquisition of Countrywide not only will we have in-house real estate experts and brokers that will help minimize our cost per transaction in the restaurant industry, but we will have a separate and ongoing source of cash flow and profits."

"We are very excited to be joining the Premier team. Premier's management has done an excellent job building a platform which will allow us to accelerate Countrywide's growth exponentially, both in terms of revenues and profits. With Premier's assistance we intend to begin executing our new marketing and sales program shortly after consummating the merger and expect to start seeing significant increases in sales as early as the fiscal quarter ending June 30, 2004," stated Joe Machado, Countrywide's President.

Countrywide Realty was established in 1998 and has become one of South Florida's premier full-service independent real estate companies. In the past two years Countrywide Realty has nearly doubled its sales force and achieved a 96% growth in fiscal 2003 revenue. Countrywide Realty has a history of unparalleled service to its customers and a track record of growth and success that demonstrates the quality of their staff and the effectiveness of their sales and marketing tactics. Countrywide Realty's results are proven, having earned the trust of clients who look first for efficient, high quality services.

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier is the Managing Partner of Coconut Grove Group, Ltd., a joint venture project involving the development of a chain of Caribbean-based restaurants and bars called Coconut Grove Grille and Blue Water Bar(TM).

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

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